Exhibit 10.1

This FIRST AMENDMENT, dated as of March 9, 2015 (this “Amendment”) amends the 364-DAY BRIDGE CREDIT AGREEMENT dated as of October 13, 2014 (the “Bridge Credit Agreement”) among Solar US Parent Co., a Delaware corporation (the “Borrower”), as the borrower, STERIS CORPORATION, an Ohio corporation (“STERIS”), as a Guarantor, the other Guarantors (as defined below) that are parties thereto from time to time, the Lenders that are parties thereto from time to time, and Bank of America, N.A., as administrative agent (“Administrative Agent”) for the Lenders. Capitalized terms used but not defined in this Amendment have the respective meanings given to them in the Bridge Credit Agreement.

WHEREAS, the parties hereto have agreed to amend the Bridge Credit Agreement as set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. AMENDMENTS. Subject to satisfaction of the conditions precedent in Section 2, the Bridge Credit Agreement is amended as follows.

1.1 Amendment to Definitions. The definition of “Long Stop Date” in Section 1.01 is amended by deleting “April 13, 2015” and inserting “the earlier of (i) July 12, 2015 or (ii) the long stop date for the completion of the Acquisitions contained in the public announcement made by STERIS in respect of the Acquisitions dated on or about March 10, 2015, regarding the adjournment of the STERIS and Synergy shareholder meetings and the extension of the long stop date for the completion of the Acquisitions” in lieu thereof.

SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective on and as of the first date on which the following conditions precedent have been satisfied (or waived in accordance with Section 9.01 of the Bridge Credit Agreement):

2.1 The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include ..pdf or facsimile transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

2.2 Each of the representations and warranties contained in Section 3 below shall be true and correct.

SECTION 3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows:

3.1 Authorization and Validity. The execution, delivery and performance by each Loan Party of this Amendment (i) are within such Loan Party’s organizational powers, (ii) have been duly authorized by all necessary organizational action and (iii) do not contravene (A) such Loan Party’s charter or by-laws or other organizational documents or (B) any law, regulation or contractual restriction binding on or affecting such Loan Party, subject to the Non-Contravention Exception and (iv) will not result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Consolidated Group, except, in the case of clause (iii)(B) and (iv), as would not be reasonably expected to have a Material Adverse Effect.

3.2 Government Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower and the Guarantor of this Amendment and the consummation of the transactions (including the Acquisitions) contemplated hereby, other than the Panel, as directed by the Panel pursuant to the requirements of the City Code, anti-trust regulators, as directed by anti-trust regulators, as contemplated by the Scheme Documents or (as the case may be) the Takeover Offer Documents or as is obtained by the time required.

3.3 Event of Default. No Default has occurred and is continuing.

SECTION 4. MISCELLANEOUS.

4.1 Continuing Effectiveness. Except as expressly set forth herein, the Bridge Credit Agreement shall remain in full force and effect and is ratified, approved and confirmed in all respects.

4.2 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed counterpart of this Amendment.

4.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the state of New York.

4.4 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of, and be enforceable by, the Loan Parties, the Administrative Agent and each Lender and their respective successors and permitted assigns, except that the Loan Parties shall have no right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any purported assignment without such consent shall be null and void.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SOLAR US PARENT CO., as Borrower

By:
Name:
Title:

STERIS CORPORATION, as a Guarantor

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title: